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                           NUVEEN INVESTMENT TRUST II

                                     FORM OF

                        AMENDED DESIGNATION OF SERIES OF

                          SHARES OF BENEFICIAL INTEREST



     WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the "Declaration"), of Nuveen Investment Trust II, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on June 27, 1997 established and designated one series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series (the "Designation");

     WHEREAS, on August 13, 1997, the Trustees amended the Designation in order to redesignate the name of the series from Nuveen Blue Chip Growth Fund to Nuveen Rittenhouse Growth Fund;

     WHEREAS, on October 15, 1999, the Trustees amended and restated the Designation in order to establish and designate two additional series of shares, Nuveen Innovation Fund and Nuveen International Growth Fund;

     WHEREAS, on September 11, 2000, the Trustees amended and restated the Designation in order to establish and designate one additional series of shares, Nuveen Select Stock Fund;

     WHEREAS, the Trustees of the Trust now desire to change the name of the series designated Nuveen International Growth Fund to the new name, Nuveen NWQ International Value Fund.

     NOW, THEREFORE, the Trustees of the Trust, effective October 7, 2002, hereby amend the Designation solely to change the name of the series, Nuveen International Growth Fund to the new name, Nuveen NWQ International Value Fund.

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                                      -2-

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 4th day of October, 2002.

/s/ Timothy R. Schwertfeger                           /s/ James E. Bacon
----------------------------                          --------------------------
Timothy R. Schwertfeger,                              James E. Bacon,
  as Trustee                                            as Trustee
333 West Wacker Drive                                 333 West Wacker Drive
Chicago, Illinois 60606                               Chicago, Illinois 60606



/s/ William E. Bennett                                /s/ Jack B. Evans
----------------------------                          --------------------------
William E. Bennett,                                   Jack B. Evans,
  as Trustee                                            as Trustee
333 West Wacker Drive                                 333 West Wacker Drive
Chicago, Illinois 60606                               Chicago, Illinois  60606



/s/ William L. Kissick                                /s/ Thomas E. Leafstrand
----------------------------                          --------------------------
William L. Kissick,                                   Thomas E. Leafstrand,
  as Trustee                                            as Trustee
333 West Wacker Drive                                 333 West Wacker Drive
Chicago, Illinois 60606                               Chicago, Illinois  60606


/s/ Sheila W. Wellington
----------------------------
Sheila W. Wellington,
  as Trustee
333 West Wacker Drive
Chicago, Illinois 60606


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                                      -3-

STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

     Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 4th day of October, 2002.
        ---

"OFFICIAL SEAL"
Virginia L. Corcoran                                    /s/ Virginia L. Corcoran
Notary Public, State of Illinois                        ------------------------
My Commission Expires:  10/27/05                        Notary Public